UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 6, 2024

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PETV	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	PETVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

PetVivo Holdings, Inc. (the “Company”) announces the membership on its Audit, Compensation and Nominating and Corporate Governance Committees. After the Company Annual Meeting of Stockholders held on November 17, 2023, the Company made changes in the Board members’ appointments to these Committees, which are described herein. All Committee members have served in their respective positions since November 17, 2023 through the date of this Form 8-K filing.

The Company’s Audit Committee consists of Robert Costantino (Chairman), Joseph Jasper, and James Martin, each of whom is independent within the meaning of the rules of the SEC and the rules of The Nasdaq Stock Market (the “Nasdaq Rules”). The Board has determined that, based on his professional qualifications and experience, Mr. Costantino is an audit committee financial expert as defined under the rules of the SEC, and that each member of the Audit Committee is able to read and understand fundamental financial statements as required by the Nasdaq Rules.

The Company’s Compensation Committee consists of Robert Rudelius (Chair), Robert Costantino, and Spencer Breithaupt, each of whom is an independent director under the Nasdaq Rules, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and otherwise independent under the rules and regulations of the SEC.

The Company’s Nominating and Corporate Governance Committee consists of Joseph Jasper (Chair), Robert Rudelius, and Diane Levitan, each of whom is an independent director under the Nasdaq Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: February 6, 2024	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer